SCHEDULE A
TO THE MANAGEMENT SERVICES AGREEMENT
BETWEEN DIREXION SHARES ETF TRUST
AND RAFFERTY ASSET MANAGEMENT, LLC
Rafferty Asset Management, LLC shall be paid 0.026% on the first $10 billion of the aggregate net assets of the Funds that are series of the Direxion Shares ETF Trust and the funds that are a series of the Direxion Funds and then 0.024% on the aggregate net assets above $10 billion to provide the services listed on Schedule B to the Direxion Shares ETF Trust.
ACTIVELY MANAGED FUNDS
Direxion Auspice Broad Commodity Strategy ETF
Direxion Bitcoin Shares
Direxion Flight to Safety Strategy ETF
NON-LEVERAGED FUNDS
Direxion NASDAQ-100® Equal Weighted Index Shares
Direxion Fallen Knives ETF
Direxion High Growth ETF
Direxion Dynamic Hedge ETF
Direxion Moonshot Innovators ETF
Direxion Work From Home ETF
Direxion S&P Contrarian IPO ETF
Direxion Connected Consumer ETF
Direxion World Without Waste ETF
Direxion FANG 20 ETF
150/50 FUNDS
Direxion Russell 1000® Value Over Growth ETF
Direxion Russell 1000® Growth Over Value ETF
Direxion MSCI USA ESG - Leaders vs. Laggards ETF
Direxion S&P 500® High Minus Low Quality ETF
1X BEAR FUNDS
Direxion Daily S&P 500® Bear 1X Shares
Direxion Daily Municipal Bond Taxable Bear 1X Shares
Direxion Daily Small Cap Bear 1X Shares
Direxion Daily CSI 300 China A Share Bear 1 Shares
Direxion Daily CSI China Internet Index Bear 1X Shares
Direxion Daily MSCI Real Estate Bear 1X Shares
Direxion Daily FANG 20 Bear 1X Shares

2X FUNDS
Direxion Daily S&P 500® Bull 2X Shares
Direxion Daily CSI 300 China A Share Bull 2X Shares
Direxion Daily Small Cap Bull 2X Shares
Direxion Daily CSI China Internet Index Bull 2X Shares
Direxion Daily MSCI Brazil Bull 2X Shares
Direxion Daily Energy Bull 2X Shares
Direxion Daily Energy Bear 2X Shares
Direxion Daily Gold Miners Index Bull 2X Shares
Direxion Daily Gold Miners Index Bear 2X Shares
Direxion Daily Junior Gold Miners Index Bull 2X Shares
Direxion Daily Junior Gold Miners Index Bear 2X Shares
Direxion Daily Russia Bull 2X Shares
Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 2X Shares
Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 2X Shares
Direxion Daily MSCI India Bull 2X Shares
Direxion Daily Latin America Bull 2X Shares
Direxion Daily Robotics, Artificial Intelligence, & Automation Index Bull 2X Shares
Direxion Daily Cloud Computing Bull 2X Shares
Direxion Daily Cloud Computing Bear 2X Shares
Direxion Daily FANG 20 Bull 2X Shares
Direxion Daily FANG 20 Bear 2X Shares
3X FUNDS
Direxion Daily 7-10 Year Treasury Bull 3X Shares
Direxion Daily 7-10 Year Treasury Bear 3X Shares
Direxion Daily 20+ Year Treasury Bull 3X Shares
Direxion Daily 20+ Year Treasury Bear 3X Shares
Direxion Daily MSCI Brazil Bear 3X Shares
Direxion Daily FTSE China Bull 3X Shares
Direxion Daily FTSE China Bear 3X Shares
Direxion Daily MSCI Emerging Markets Bull 3X Shares
Direxion Daily MSCI Emerging Markets Bear 3X Shares
Direxion Daily Financial Bull 3X Shares
Direxion Daily Financial Bear 3X Shares
Direxion Daily Healthcare Bull 3X Shares
Direxion Daily MSCI India Bear 3X Shares
Direxion Daily Mid Cap Bull 3X Shares
Direxion Daily MSCI Real Estate Bull 3X Shares
Direxion Daily MSCI Real Estate Bear 3X Shares
Direxion Daily Regional Banks Bull 3X Shares
Direxion Daily Retail Bull 3X Shares
Direxion Daily Retail Bear 3X Shares
Direxion Daily S&P 500® Bull 3X Shares
Direxion Daily S&P 500® Bear 3X Shares
Direxion Daily Semiconductor Bull 3X Shares
Direxion Daily Semiconductor Bear 3X Shares
Direxion Daily Small Cap Bull 3X Shares
Direxion Daily Small Cap Bear 3X Shares
Direxion Daily MSCI South Korea Bull 3X Shares
Direxion Daily MSCI South Korea Bear 3X Shares
Direxion Daily Technology Bull 3X Shares
Direxion Daily Technology Bear 3X Shares
Direxion Daily FTSE Europe Bull 3X Shares
Direxion Daily Homebuilders & Supplies Bull 3X Shares
Direxion Daily Homebuilders & Supplies Bear 3X Shares
Direxion Daily S&P Biotech Bull 3X Shares
Direxion Daily S&P Biotech Bear 3X Shares
Direxion Daily Dow 30 Bull 3X Shares

Direxion Daily Dow 30 Bear 3X Shares
Direxion Daily Consumer Discretionary Bull 3X Shares
Direxion Daily Utilities Bull 3X Shares
Direxion Daily Utilities Bear 3X Shares
Direxion Daily Aerospace & Defense Bull 3X Shares
Direxion Daily Aerospace & Defense Bear 3X Shares
Direxion Daily MSCI Mexico Bull 3X Shares
Direxion Daily MSCI Mexico Bear 3X Shares
Direxion Daily Transportation Bull 3X Shares
Direxion Daily Transportation Bear 3X Shares
Direxion Daily Industrials Bull 3X Shares
Direxion Daily Industrials Bear 3X Shares
Direxion Daily Metals & Mining Bull 3X Shares
Direxion Daily Metals & Mining Bear 3X Shares
Direxion Daily MSCI Italy Bull 3X Shares
Direxion Daily MSCI Italy Bear 3X Shares
Direxion Daily Pharmaceutical & Medical Bull 3X Shares
Direxion Daily Pharmaceutical & Medical Bear 3X Shares
Direxion Daily Dow Jones Internet Bull 3X Shares
Direxion Daily Dow Jones Internet Bear 3X Shares
Direxion Daily S&P 500® High Beta Bull 3X Shares
Direxion Daily S&P 500® High Beta Bear 3X Shares
Direxion Daily MSCI Turkey Bull 3X Shares
Last Updated: November 24, 2020